Exhibit 99.1

For Information Contact:
Doug Kelsall President and Chief Operating Officer 303.873.3897 dougk@ecollege.com	Kristi Emerson Public Relations Manager 303.873.3788 kristie@ecollege.com

eCollege(SM) Announces Quarterly Revenue of $19.6 Million
and Increases Revenue Guidance for Year

Company Achieves First Quarter EPS of $0.03 and Adjusted EPS of $0.08

DENVER – May 4, 2004 – eCollege(SM) [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education market, today announced it achieved revenue of $19.6 million for the first quarter of 2004, up 193 percent from $6.7 million for the first quarter of 2003. eCollege’s first quarter results include revenue of $8.2 million from the Company’s eLearning Division, and $11.4 million from the Company’s Enrollment Division, Datamark, Inc., which was acquired on October 31, 2003.

“Our first full quarter as a combined organization was very strong with both divisions effectively executing their plans,” said Oakleigh Thorne, chairman and CEO of eCollege. “As we look to the remainder of 2004, we are increasing revenue guidance for the year due to strong new product trends for our Enrollment Division, as well as strong new business development and enrollments for our eLearning Division.”

The Company’s revenue for the first quarter of 2004 is an increase of 24 percent over pro forma(2) first quarter 2003 revenue of $15.8 million, which includes $9.1 million of revenue from Datamark. The Company believes investors should consider pro forma financial information for the first quarter of 2003 as an additional and meaningful basis for comparison with the 2004 first quarter results.

Net income for the first quarter of 2004 was $652 thousand ($0.03 per share, calculated on an average of 22.2 million diluted shares), compared to a net loss of $436 thousand ($0.03 loss per share, calculated on an average of 16.4 million shares) for the first quarter of 2003. The Company’s net income for the first quarter of 2004 is an improvement of $2.2 million over the Pro Forma Net Loss of $1.6 million ($0.08 loss per share, calculated on an average of 19.5 million shares) for the first quarter of 2003.

The Company recorded non-cash charges of $1.0 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets, and the accretion of the discount on its debt (interest expense). After adding back these items, Adjusted Net Income (1) was $1.7 million ($0.08 per diluted share) for the first quarter of 2004, compared to an Adjusted Net Loss and a Pro Forma Adjusted Net Loss of $394 thousand ($0.02 loss per diluted share) and $725 thousand ($0.04 loss per diluted share), respectively, for the first quarter of 2003. Differences between the Company’s net income (loss) amounts on a basis consistent with generally accepted accounting principles and the Adjusted and Pro Forma Net Income (Loss) amounts are further explained in the financial table that accompanies the Condensed Statements of Operations included in this release.

The Company’s first quarter Adjusted EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization, and adjusted for non-cash stock-based compensation expense) was $3.7 million in 2004, compared to Adjusted EBITDA of $541 thousand and Pro Forma Adjusted EBITDA of $1.4 million for the same period in 2003. The Company also generated $4.9 million of cash from operations during the first quarter of 2004.

On March 31, 2004, total assets were $107.1 million, including $20.4 million of cash, cash equivalents and investments. The Company also had $28.3 million of long-term debt and $10.8 million of current debt, including $9.7 million outstanding under its line of credit, and stockholders’ equity totaling $51.6 million.

The following are highlights from eCollege’s first quarter:

•   For the 2004 spring academic term, which primarily impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division is expected to be approximately 220,000, up from approximately 139,000 distance student enrollments in the spring term of 2003, and up from previous guidance of approximately 210,000 distance enrollments.
•   Enrollment Division revenue growth from all products and services increased 25 percent from the first quarter of 2003. Enrollment Marketing Services other than direct mail increased 92 percent in the first quarter of 2004 and have become a larger percentage of Datamark’s revenue.
•   eCollege was selected by Park University to power the institution’s enterprise-wide use of eLearning technology for all online and on-campus programs. Park’s growing online degree programs expect to have more than 40,000 enrollments in 2004. All of Park’s enrollments during the second half of the year are expected to be delivered on the eCollege platform.
•   eCollege was named to Forbes’ list of Top 25 Fastest Growing Technology Companies in the country.

Highlights of the Company’s second quarter 2004 financial plan are as follows:

•   It expects revenue to range from $20.3 to $20.8 million.
•   It expects income from operations to range from $1.7 to $1.9 million, reflecting increased development costs and investment in its Enrollment Division.
•   It expects net income to range from $600 to $800 thousand, resulting in an EPS of $0.03 to $0.04 (based on an assumed 22.4 million diluted shares).
•   It expects non-cash charges of $1.7 to $1.8 million, including:
o   Stock-based compensation, amortization of identifiable intangible assets, and non-cash interest expense of approximately $1.1 million.
o   Depreciation of approximately $600 thousand.
•   It expects Adjusted Net Income of $1.7 to $1.9 million ($0.08 to $0.09 per diluted share).
•   It expects Adjusted EBITDA to range from $3.3 to $3.5 million, after adding back $1.0 to $1.1 million of cash interest expense, net of interest income.

The Company’s updated guidance for the 2004 annual financial plan includes the following:

•   It expects revenue to range from $87 to $89 million, an increase from the prior guidance of $84 to $87 million.
•   It expects net income to be toward the high end of the previously announced range of $4.6 to $6.4 million, excluding any provision or benefit for income taxes, resulting in an EPS of $0.20 to $0.29; and Adjusted Net Income of $9.2 to $11.2 million ($0.41 to $0.50 per diluted share).

Conference Call
eCollege will hold a conference call to discuss its 2004 first quarter financial results at 2:30 p.m. Mountain time (4:30 p.m. Eastern time) on May 4, 2004. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 5:30 p.m. Mountain time (7:30 p.m. Eastern time) on May 4, 2004 until 10 p.m. Mountain time (midnight Eastern time) on May 11, 2004. To listen to the replay, participants in the U.S. and Canada should dial 800-642-1687, and international participants should dial 706-645-9291. The conference ID for the replay is 6871350.

About eCollege
eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education markets. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws. Examples of these forward-looking statements include statements about expected future revenue, expenses, operating income, net income, non-cash charges, EBITDA, Adjusted EBITDA, cash and cash equivalents, profitability, student enrollments, growth of interactive products revenues and any other statements that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the undeveloped and rapidly changing market for our products and services; we operate in a highly competitive market, which is likely to attract additional competitors; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health, our ability to obtain financing and react to changes in our business; the market for online learning in higher education is in an early stage and may not continue to develop; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our customers’ ability to continue to build, grow and market their online programs; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; the possibility that we many not be able to raise additional capital on acceptable terms; Datamark’s ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; the effects general economic conditions may have on our revenues; and such other factors as are discussed in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. We believe that these forward-looking statements are reasonable, however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

(1)   Adjusted Net Income and Adjusted EBITDA are not generally accepted accounting principle, or “GAAP,” based measures. However, management believes, based on feedback from investors, analysts and other users of the Company’s financial information, that Adjusted Net Income and Adjusted EBITDA are appropriate measures of evaluating the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company’s profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income is an important measure they use in their earnings estimates of the Company used by investors and potential investors. Finally, as a result of the Company’s recent acquisition of Datamark, and the borrowings that were made to facilitate that transaction, Adjusted EBITDA has been defined by the Company’s lenders as an important metric, and is used in the Company’s debt compliance covenants. However, these measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Because Adjusted Net Income and Adjusted EBITDA are used by some investors, analysts and other users of the Company’s financial information as performance measures, they are reconciled herein to net income.

# # #

eCollege
Condensed Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Three Months Ended March 31,

	2004	2003(3)	2003 Pro Forma(2)

eLearning	$8,207	$6,699	$6,699
Enrollment Marketing	11,399	--	9,106

Total Revenue	19,606	6,699	15,805

Cost of Revenue	9,754	2,871	9,285

Gross Profit	9,852	3,828	6,520

Research and Development	1,608	1,439	1,439
Sales and Marketing	2,616	1,258	2,196
General and Administrative	3,285	1,538	2,867
Amortization of Intangible Assets	373	--	373

Total Operating Costs and Expenses	7,882	4,235	6,875

Income (Loss) from Operations	1,970	(407)	(355)
Interest and Other Income (Expense)	(1,278)	(29)	(1,246)

Net Income (Loss) before Income Taxes	$692	$(436)	$(1,601)
Income Tax Benefit (Expense)	(40)	--	--

Net Income (Loss)	$652	$(436)	$(1,601)

Basic and Diluted Net Income (Loss) per Share	$0.03	$(0.03)	$(0.08)

Weighted Average Shares Outstanding - Basic	20,116	16,408	19,533
Weighted Average Shares Outstanding - Diluted	22,240	16,408	19,533

Reconciliation of Adjusted EBITDA to Net Income (Loss):(1)		(4)Per Share		(4)Per Share		(4)Per Share

Net Income (Loss)	$652	$0.03	$(436)	$(0.03)	$(1,601)	$(0.08)
Adjustments for Non-Cash Charges:
Stock-based Compensation Expense	462		42		306
Amortization of Identified Intangibles	373		--		373
Non-cash Interest Expense	197		--		197

Adjusted Net Income (Loss) (1)	1,684	$0.08	(394)	$(0.02)	(725)	$(0.04)
Depreciation	567		594		744
Amortization of Capitalized Software	314		314		314
Cash Interest (Income)/Expense, Net	1,046		27		1,047
Taxes on Income	40		--		--

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization(1)	$3,651		$541		$1,380

(2)Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003. Datamark’s results for January through March 2003 included in the pro forma information that were not included in the actual results for the three months ended March 31, 2003 are as follows: $9.1 million of revenue, $6.4 million of costs of revenue, $900 thousand of sales and marketing expense, $1.3 million of general and administrative expense, $373 thousand of amortization of intangible assets, and $1.2 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations net income or Adjusted EBITDA for any future period.

(3)Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company’s earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(4)Per share data presented is based on each period’s respective weighted average dilutive shares outstanding.

eCollege Condensed Balance Sheets Unaudited (in thousands)

	March 31, 2004	December 31, 2003

Current Assets:
Cash and Cash Equivalents	$19,875	$15,974
Investments	511	-
Accounts Receivable (Net) and Other Current Assets	12,545	11,694

Total Current Assets	32,931	27,668

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	6,776	6,707
Identified Intangible Assets (Net)	11,478	11,851
Goodwill	55,888	55,797

Total Assets	$107,073	$102,023

Current Liabilities:
Accounts Payable and Accrued Liabilities	$10,278	$10,367
Deferred Revenue and Customer Advances	5,551	2,499
Line of Credit	9,688	9,365
Current portion of Long-Term Debt	1,128	1,000

Total Current Liabilities	26,645	23,231

Deferred Revenue	63	97
Other Liabilities	459	477
Long-Term Debt ($33.9 million face value)	28,283	27,785

Total Liabilities	55,450	51,590

Common Stock and Additional Paid-In Capital, less Treasury Stock	121,671	121,547
Warrants, Restricted Stock Rights, Options and Deferred Compensation (Net)	6,764	6,350
Accumulated Deficit	(76,812)	(77,464)

Total Shareholders’ Equity	51,623	50,433

Total Liabilities and Shareholders’ Equity	$107,073	$102,023

eCollege Condensed Statement of Cash Flow Unaudited (in thousands)
	For the Three Months Ended
	March 31,
	2004	2003

Cash Flows from Operating Activities:
Net Income (Loss)	$652	$(436)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities-
Depreciation	567	594
Amortization of Capitalized Software	314	314
Amortization of Intangible Assets	373	-
Amortization of Debt Issuance Costs and Discounts on Debt	197	-
Stock-Based Compensation	462	42
Other (Net)	48	2
Change in-
Accounts Receivable	(414)	(116)
Accounts Payable and Accrued Liabilities	349	513
Deferred Revenue and Customer Advances	3,018	507
Other Changes in Assets and Liabilities (Net)	(667)	(7)

Net Cash Provided by Operating Activities	4,899	1,413

Cash Flows from Investing Activites:
Purchases of Property and Equipment	(550)	(199)
Reclass of Restricted Cash to Investments	(511)	-
Business Acquisition Costs	(91)	-
Other (Net)	6	7

Net Cash Used in Investing Activities	(1,146)	(192)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	115	42
Payment of Stock Issuance Costs	(10)	-
Proceeds and Payments from (on) Leasing Agreements (Net)	(30)	(307)
Proceeds and Payments from (on) Term Loan (Net)	(250)	-
Proceeds and Payments from (on) Line of Credit (Net)	323	62

Net Cash Provided by (Used in) Financing Activities	148	(203)

Net (Decrease) Increase in Cash and Cash Equivalents	3,901	1,018
Cash and Cash Equivalents, Beginning of Period	15,974	13,633

Cash and Cash Equivalents, End of Period	$19,875	$14,651

Supplemental Cash Flow Information:
Cash paid for interest	$702	$53
Schedule of Non-Cash Activities:
Financed hardware purchases	$475	$-